SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

                  HALO COMPANIES, INC.
 (Exact name of Company as specified in its charter)

                            Delaware
(State or other jurisdiction of incorporation)

000-15862	13-3018466
(Commission File Number)	(IRS Employer Identification No.)

One Allen Center, Suite 500, 700 Central Expressway South, Allen, Texas 75013
(Address of principal executive offices)                                                  (Zip Code)

Company’s telephone number, including area code:  (214) 644-0065

__________________________
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors.

Item 5.02(b)	Departure of Certain Officer

On August 31, 2012, Paul Williams resigned from his role as Chief Financial Officer of Halo Companies, Inc.  For the time being, Mr. Williams will continue to serve as Vice Chairman on the Board of Directors of the Company.

Item 5.02(c)	Appointment of Certain Officer(s)

On August 31, 2012, Robbie Hicks, 32, has been appointed to serve as Chief Accounting Officer of the Company.  Mr. Hicks joined Halo in April of 2009 as the Company’s Controller and currently serves as Vice President and Controller of the Company.  In this capacity, Mr. Hicks has been responsible for the preparation and timely filing of the Company’s annual and quarterly financials with the Securities Exchange Commission, all accounting functions including accounting policy and procedure and implementation, treasury management, and internal management reporting to the Company’s Executive Committee and Board of Directors.  Prior to joining the Company, Mr. Hicks was an audit manager with KPMG LLP, servicing its financial services clients in the Dallas metro area.  Several clients included a public national bank, a large mortgage servicing company, and several private investment companies.  Mr. Hicks is a certified public accountant in the State of Texas.  He is a 2003 graduate of Texas Tech University where he received both his B.B.A and Master of Science in Accounting.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 31, 2012

HALO COMPANIES, INC.

By:	/s/ Brandon C. Thompson
Brandon C. Thompson
Chairman of the Board, Chief Executive Officer and Director